Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:                                                                                                                                                                                                                                                                                                                     MEDIA:

Byron Purcell                                                                                                                                                                                                                                                                                                                       Susan Henderson

(717) 975-5809                                                                                                                                                                                                                                                                                                           (717) 730-7766

or investor@riteaid.com

FOR IMMEDITATE RELEASE

Rite Aid Reports Fiscal 2019 Fourth Quarter and Full Year Results

•            Fourth Quarter Net Loss from Continuing Operations of $255.6 Million or $0.24 Per Share, Compared to the Prior Year Fourth Quarter Net Loss of $483.7 Million or $0.46 Per Share

•            Fourth Quarter Net Loss from Continuing Operations Includes $197 Million, or $0.19 Per Share of Income Tax Expense Related to an Increase in the Valuation Allowance Against the Company’s Deferred Tax Assets

•            Fourth Quarter Adjusted Net Loss from Continuing Operations of $13.3 Million or $0.01 Per Share, Compared to the Prior Year Fourth Quarter Adjusted Net Loss of $7.8 Million or $0.01 Per Share

•            Fourth Quarter Adjusted EBITDA from Continuing Operations of $134.1 Million, Compared to the Prior Year Fourth Quarter Adjusted EBITDA of $154.8 Million

•            Completed Refinancing of Senior Secured Credit Facility in the Fourth Quarter Which Extends Debt Maturities and Improves Liquidity

•            Provides Outlook for Fiscal 2020

•            Rite Aid Board Approves 1-for-20 Stock Split Ratio

CAMP HILL, Pa. (Apr. 11, 2019) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fourth quarter and fiscal year ended March 2, 2019.

For the fourth quarter, the company reported net loss from continuing operations of $255.6 million, or $0.24 per share, Adjusted net loss from continuing operations of $13.3 million, or $0.01 per share, and Adjusted EBITDA from continuing operations of $134.1 million, or 2.5 percent of revenues.

“In the fourth quarter, we continued generating critical momentum in key areas of our business while taking important steps to position Rite Aid for future growth” said Rite Aid CEO John Standley. “Despite a mild flu season, we delivered our third consecutive quarter of same-store pharmacy sales and prescription count growth thanks to a record number of immunizations and other script growth initiatives. We also increased Medicare Part D membership within our EnvisionRxOptions PBM, which helped drive revenue growth and a $4.5 million increase in Pharmacy Services Segment Adjusted EBITDA. As we begin our new fiscal year, we’ll look to build on this momentum as we continue transforming our business to better align with our new operational footprint and deliver greater value in the emerging value-based care marketplace. These efforts will include a strong focus on driving positive patient health outcomes, evolving our front-end business, expanding our omni-channel capabilities and controlling costs to become a more efficient and profitable company.”

-More-

Fourth Quarter Summary

Revenues from continuing operations for the fourth quarter were $5.38 billion compared to revenues from continuing operations of $5.39 billion in the prior year’s fourth quarter. Retail Pharmacy Segment revenues were $3.97 billion and were flat compared to the prior year period. Revenues in the Pharmacy Services Segment were $1.46 billion, an increase of 1.2 percent compared to the prior year period, which was due to an increase in Medicare Part D membership.

Same store sales from Retail Pharmacy continuing operations for the fourth quarter increased 0.7 percent over the prior year, consisting of a 2.1 percent increase in pharmacy sales and a 1.9 percent decrease in front-end sales. Pharmacy sales were negatively impacted by approximately 100 basis points as a result of new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 0.8 percent over the prior year period as the company’s initiatives to drive script growth more than offset the benefit of last year’s strong flu season. Prescription sales from continuing operations accounted for 65.9 percent of total drugstore sales.

Net loss from continuing operations was $255.6 million or $0.24 per share compared to last year’s fourth quarter net loss from continuing operations of $483.7 million or $0.46 per share. The improvement in operating results was due primarily to a prior year charge of $191.0 million, net of tax, for the impairment of goodwill related to the Pharmacy Services Segment and lower income tax expense. Income tax expense in the current year’s fourth quarter was impacted by a $197.0 million charge related to an increase in the valuation allowance against the company’s deferred tax asset, while income tax expense in the prior year’s fourth quarter included a charge of $325.0 million relating to the revaluation of the company’s deferred tax assets as a result of the 2017 Tax Act. Other items impacting net loss from continuing operations included a LIFO charge in the current year compared to a LIFO credit in the prior year, and a decline in Adjusted EBITDA.

Adjusted EBITDA from continuing operations was $134.1 million or 2.5 percent of revenues for the fourth quarter compared to Adjusted EBITDA from continuing operations of $154.8 million or 2.9 percent of revenues for the same period last year, a decrease of $20.8 million. The Retail Pharmacy Segment Adjusted EBITDA from continuing operations decreased $25.3 million compared to the prior year due primarily to weaker pharmacy gross profit caused by reimbursement rate pressure that the company was not able to fully offset with generic drug purchasing efficiencies and increases in prescriptions filled in comparable stores. Also contributing to the reduction in Adjusted EBITDA was a decline in front end same store sales and increases in distribution costs caused partially by the realignment of stores within Rite Aid’s distribution network. These negative variances were partially offset by lower salaries and benefits, a reduction in advertising expense and an increase in Transition Services Agreement (“TSA”) fee income from Walgreens Boots Alliance (“WBA”). The Pharmacy Services Segment Adjusted EBITDA increased $4.5 million over the prior year due to an increase in Medicare Part D membership.

In the fourth quarter, the company remodeled 30 stores, bringing the total number of wellness stores chainwide to 1,765. Additionally, the company closed 56 stores, resulting in a total store count of 2,469 at the end of the fourth quarter.

Full Year Results

For the fiscal year ended March 2, 2019, revenues from continuing operations were $21.6 billion compared to revenues of $21.5 billion in the prior year, an increase of $0.1 billion or 0.5 percent. Retail Pharmacy Segment revenues were $15.8 billion and were flat compared to the prior year period. Revenues in the Pharmacy Services Segment were $6.1 billion, an increase of 3.3 percent compared to the prior year, which was due to an increase in Medicare Part D membership.

Same store sales from continuing operations for the year increased 0.6 percent, consisting of a 1.7 percent increase in pharmacy sales and a 1.4 percent decrease in front end sales. Pharmacy sales were negatively impacted by approximately 112 basis points as a result of new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 0.7 percent over the prior year due to an increase in immunizations and other initiatives to drive prescription growth. Prescription sales from continuing operations accounted for 66.6 percent of total drugstore sales.

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Net loss from continuing operations for fiscal 2019 was $667.0 million or $0.63 per share compared to last year’s net loss from continuing operations of $349.5 million or $0.33 per share. The increase in net loss is due to increased goodwill and intangible asset charges, increased lease termination and impairment charges, increased LIFO expense and a prior year gain caused by the receipt of a merger termination fee from WBA. These items were partially offset by a decrease in income tax expense.

Adjusted EBITDA from continuing operations was $563.4 million or 2.6 percent of revenues for the year compared to $559.9 million or 2.6 percent of revenues for last year. The increase in Adjusted EBITDA is due to an increase of $16.9 million in the Retail Pharmacy Segment, partially offset by a $13.3 million decrease in the Pharmacy Services Segment. The increase in the Retail Pharmacy Segment EBITDA was primarily driven by the receipt of $80.2 million of fees under the TSA and lower salaries and benefits, partially offset by lower front end and pharmacy gross profit and increases in distribution costs caused partially by the realignment of stores within Rite Aid’s distribution network. The decline in the Pharmacy Services Segment EBITDA was due to compression in the company’s commercial business and other operating investments to support current year and future growth.

For the year, the company relocated one store, remodeled 134 stores, opened one store, and closed 82 stores.

Senior Secured Credit Facility Refinancing

As previously announced, Rite Aid completed the refinancing of a new senior secured credit agreement, consisting of a $2.7 billion senior secured asset-based revolving credit facility and a $450 million “first in, last out” senior secured term loan facility on December 20, 2018. The new $3.15 billion credit facility refinanced Rite Aid’s existing $2.7 billion senior secured asset-based revolving credit facility that was scheduled to mature in January 2020. As a result of this refinancing, Rite Aid has no debt maturing until 2023 and has increased liquidity by $450 million.

Outlook for Fiscal 2020

The company’s outlook for fiscal 2020 assumes a decline in reimbursement rates consistent with the decline experienced in fiscal 2019. However, based upon conditions in the generic drug market, the company does not expect to be able to as effectively offset these declines with generic drug purchasing savings as in the prior year. The company’s outlook also assumes a reduction of approximately $40 million in TSA fee income from WBA, which the company expects to offset by the reduction in corporate SG&A costs that was disclosed last month. The Company also has factored into the outlook an increase in rent expense of $11 million as a result of the adoption of the new lease accounting standard.

Rite Aid said it expects sales to be between $21.5 billion and $21.9 billion in fiscal 2020 with same store sales expected to range from an increase of 0.0 percent to an increase of 1.0 percent over fiscal 2019.

Net loss is expected to be between $170.0 million and $220.0 million.

Adjusted EBITDA is expected to be between $500.0 million and $560.0 million.

Adjusted net (loss) income per share is expected to be between a loss of $0.01 and income of $0.04.

Capital expenditures are expected to be approximately $250 million.

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Rite Aid Board Approves 1-for-20 Stock Split Ratio

As previously announced on March 21, 2019, Rite Aid’s stockholders approved a reverse stock split of the company’s outstanding shares of common stock, at a reverse stock split ratio of 1-for-10, 1-for-15 or 1-for-20. On April 10, 2019, Rite Aid’s Board approved the implementation of the Reverse Stock Split at a ratio of 1-for-20. Once effective, the reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 1.08 billion to approximately 54 million. Rite Aid’s common stock will begin trading on a split-adjusted basis on the New York Stock Exchange at the market open on April 22, 2019.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed at www.riteaid.com in the conference call section of investor information. A playback of the call will also be available by telephone beginning at 12:00 p.m. Eastern Time today until 11:59 p.m. Eastern Time on April 13, 2019. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the reservation number 9067846.

Rite Aid is one of the nation’s leading drugstore chains with 2,469 stores in 18 states. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid’s outlook for fiscal 2020; Rite Aid’s competitive position and ability to implement new strategies; the timing of the reverse stock split; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

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These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, the possibility that the reverse stock split may not have its intended effects and that factors unrelated to the reverse stock split may impact the per share trading price of our common stock; our ability to successfully execute and achieve benefits from our leadership transition plan and organizational restructuring, including our chief executive officer search process, and to manage the transition to a new chief executive officer and other management; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan and the outlook for and future growth of the Company; our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; and our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the pending sale of the remaining Rite Aid distribution centers and related assets to WBA, including the possibility that the transactions may not close, or the business of Rite Aid may suffer as a result of uncertainty surrounding the pending transactions. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlement, loss on debt retirements, LIFO adjustments, goodwill and intangible asset impairment charges and the WBA merger termination fee. The current calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share reflect a modification made in the second quarter of fiscal 2019 to add back all amortization expenses rather than the amortization of EnvisionRx intangible assets only. Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, loss on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance and costs related to facility closures and gain or loss on sale of assets). The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items. We further note that the add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid’s results as if the company was on a FIFO inventory basis.

###

5

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	March 2, 2019	March 3, 2018
ASSETS
Current assets:
Cash and cash equivalents	$144,353	$447,334
Accounts receivable, net	1,788,712	1,869,100
Inventories, net of LIFO reserve of $604,444 and $581,090	1,871,941	1,799,539
Prepaid expenses and other current assets	179,132	181,181
Current assets held for sale	117,581	438,137
Total current assets	4,101,719	4,735,291
Property, plant and equipment, net	1,308,514	1,431,246
Goodwill	1,108,136	1,421,120
Other intangibles, net	448,706	590,443
Deferred tax assets	409,084	594,019
Other assets	215,208	217,208
Total assets	$7,591,367	$8,989,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$16,111	$20,761
Accounts payable	1,618,585	1,651,363
Accrued salaries, wages and other current liabilities	808,439	1,231,736
Current liabilities held for sale	—	560,205
Total current liabilities	2,443,135	3,464,065
Long-term debt, less current maturities	3,454,585	3,340,099
Lease financing obligations, less current maturities	24,064	30,775
Other noncurrent liabilities	482,893	553,378
Total liabilities	6,404,677	7,388,317

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock	1,080,321	1,067,318
Additional paid-in capital	4,850,672	4,850,712
Accumulated deficit	(4,713,244)	(4,282,471)
Accumulated other comprehensive loss	(31,059)	(34,549)
Total stockholders’ equity	1,186,690	1,601,010
Total liabilities and stockholders’ equity	$7,591,367	$8,989,327

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended March 2, 2019	Thirteen weeks ended March 3, 2018
Revenues	$5,379,645	$5,394,264
Costs and expenses:
Cost of revenues	4,215,281	4,124,498
Selling, general and administrative expenses	1,143,202	1,181,964
Lease termination and impairment charges	55,898	47,675
Goodwill and intangible asset impairment charges	—	261,727
Interest expense	52,695	50,603
Gain on sale of assets, net	(26,806)	(5,249)

	5,440,270	5,661,218

Loss from continuing operations before income taxes	(60,625)	(266,954)
Income tax expense	195,004	216,719
Net loss from continuing operations	(255,629)	(483,673)
Net (loss) income from discontinued operations, net of tax	(17,350)	1,250,745
Net (loss) income	$(272,979)	$767,072

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(255,629)	$(483,673)
Net (loss) income from discontinued operations attributable to common stockholders - basic and diluted	(17,350)	1,250,745
(Loss) income attributable to common stockholders - basic and diluted	$(272,979)	$767,072

Denominator:
Basic and diluted weighted average shares	1,059,308	1,053,491

Basic and diluted (loss) income per share
Continuing operations	$(0.24)	$(0.46)
Discontinued operations	$(0.02)	$1.19
Net basic and diluted (loss) income per share	$(0.26)	$0.73

Proforma per-share results after giving effect for the 1-for-20 reverse stock split:

Denominator:
Basic and diluted weighted average shares	52,965	52,675

Basic and diluted (loss) income per share
Continuing operations	$(4.83)	$(9.18)
Discontinued operations	$(0.32)	$23.74
Net basic and diluted (loss) income per share	$(5.15)	$14.56

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended March 2, 2019	Fifty-two weeks ended March 3, 2018
Revenues	$21,639,557	$21,528,968
Costs and expenses:
Cost of revenues	16,963,205	16,748,863
Selling, general and administrative expenses	4,592,375	4,651,262
Lease termination and impairment charges	107,994	58,765
Goodwill and intangible asset impairment charges	375,190	261,727
Interest expense	227,728	202,768
Loss on debt retirements, net	554	—
Walgreens Boots Alliance merger termination fee	—	(325,000)
Gain on sale of assets, net	(38,012)	(25,872)

	22,229,034	21,572,513

Loss from continuing operations before income taxes	(589,477)	(43,545)
Income tax expense	77,477	305,987
Net loss from continuing operations	(666,954)	(349,532)
Net income from discontinued operations, net of tax	244,741	1,293,002
Net (loss) income	$(422,213)	$943,470

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(666,954)	$(349,532)
Net income from discontinued operations attributable to common stockholders - basic and diluted	244,741	1,293,002
(Loss) income attributable to common stockholders - basic and diluted	$(422,213)	$943,470

Denominator:
Basic and diluted weighted average shares	1,057,079	1,049,628

Basic and diluted (loss) income per share
Continuing operations	$(0.63)	$(0.33)
Discontinued operations	$0.23	$1.23
Net basic and diluted (loss) income per share	$(0.40)	$0.90

Proforma per-share results after giving effect for the 1-for-20 reverse stock split:

Denominator:
Basic and diluted weighted average shares	52,854	52,481

Basic and diluted (loss) income per share
Continuing operations	$(12.62)	$(6.66)
Discontinued operations	$4.63	$24.64
Net basic and diluted (loss) income per share	$(7.99)	$17.98

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended March 2, 2019	Thirteen weeks ended March 3, 2018

OPERATING ACTIVITIES:
Net (loss) income	$(272,979)	$767,072
Net (loss) income from discontinued operations, net of tax	(17,350)	1,250,745
Net loss from continuing operations	$(255,629)	$(483,673)
Adjustments to reconcile to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	86,925	93,609
Lease termination and impairment charges	55,898	47,675
Goodwill and intangible asset impairment charges	—	261,727
LIFO charge (credit)	4,043	(49,220)
Gain on sale of assets, net	(26,806)	(5,249)
Stock-based compensation expense	552	3,243
Changes in deferred taxes	221,740	161,814
Changes in operating assets and liabilities:
Accounts receivable	(70,407)	(329,616)
Inventories	33,844	103,566
Accounts payable	(55,572)	92,570
Other assets	13,304	19,967
Other liabilities	(223,820)	170,607
Net cash (used in) provided by operating activities of continuing operations	(215,928)	87,020
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(57,560)	(45,063)
Intangible assets acquired	(16,338)	(8,684)
Proceeds from insured loss	—	612
Proceeds from dispositions of assets and investments	27,749	8,332
Net cash used in investing activities of continuing operations	(46,149)	(44,803)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	450,000	—
Net payments to revolver	(370,000)	(920)
Principal payments on long-term debt	(2,773)	(2,590)
Change in zero balance cash accounts	(43,517)	8,011
Net proceeds from the issuance of common stock	—	1,380
Financing fees paid for early debt redemption	(158)	—
Deferred financing costs paid	(21,564)	—
Net cash provided by financing activities of continuing operations	11,988	5,881
Cash flows from discontinued operations:
Operating activities of discontinued operations	(15,688)	(182,832)
Investing activities of discontinued operations	87	3,307,047
Financing activities of discontinued operations	—	(2,894,779)
Net cash (used in) provided by discontinued operations	(15,601)	229,436
(Decrease) increase in cash and cash equivalents	(265,690)	277,534
Cash and cash equivalents, beginning of period	410,043	169,800
Cash and cash equivalents, end of period	$144,353	$447,334

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Fifty-two weeks ended March 2, 2019	Fifty-two weeks ended March 3, 2018

OPERATING ACTIVITIES:
Net (loss) income	$(422,213)	$943,470
Net income from discontinued operations, net of tax	244,741	1,293,002
Net loss from continuing operations	$(666,954)	$(349,532)
Adjustments to reconcile to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	357,882	386,057
Lease termination and impairment charges	107,994	58,765
Goodwill and intangible asset impairment charges	375,190	261,727
LIFO charge (credit)	23,354	(28,827)
Gain on sale of assets, net	(38,012)	(25,872)
Stock-based compensation expense	12,115	25,793
Loss on debt retirements, net	554	—
Changes in deferred taxes	95,638	260,411
Changes in operating assets and liabilities:
Accounts receivable	(75,844)	(349,481)
Inventories	(44,645)	18,835
Accounts payable	125,925	211,511
Other assets	1,000	(10,082)
Other liabilities	(439,906)	52,165
Net cash (used in) provided by operating activities of continuing operations	(165,709)	511,470
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(196,778)	(185,879)
Intangible assets acquired	(47,911)	(28,885)
Proceeds from insured loss	—	4,239
Proceeds from dispositions of assets and investments	43,550	27,586
Proceeds from sale-leaseback transactions	2,587	—
Net cash used in investing activities of continuing operations	(198,552)	(182,939)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	450,000	—
Net proceeds from (payments to) revolver	875,000	(265,000)
Principal payments on long-term debt	(440,370)	(9,882)
Change in zero balance cash accounts	(59,481)	35,605
Net proceeds from the issuance of common stock	2,294	5,796
Payments for taxes related to net share settlement of equity awards	(2,419)	(4,103)
Financing fees paid for early debt redemption	(171)	—
Deferred financing costs paid	(21,564)	—
Net cash provided by (used in) financing activities of continuing operations	803,289	(237,584)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(62,956)	(245,126)
Investing activities of discontinued operations	664,740	3,496,222
Financing activities of discontinued operations	(1,343,793)	(3,140,119)
Net cash (used in) provided by discontinued operations	(742,009)	110,977
(Decrease) increase in cash and cash equivalents	(302,981)	201,924
Cash and cash equivalents, beginning of period	447,334	245,410
Cash and cash equivalents, end of period	$144,353	$447,334

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended March 2, 2019	Thirteen weeks ended March 3, 2018

Retail Pharmacy Segment
Revenues from continuing operations (a)	$3,971,156	$3,999,430
Cost of revenues from continuing operations (a)	2,913,118	2,830,327
Gross profit from continuing operations	1,058,038	1,169,103
LIFO charge (credit) from continuing operations	4,043	(49,220)
FIFO gross profit from continuing operations	1,062,081	1,119,883

Gross profit as a percentage of revenues - continuing operations	26.64%	29.23%
LIFO charge (credit) as a percentage of revenues - continuing operations	0.10%	-1.23%
FIFO gross profit as a percentage of revenues - continuing operations	26.74%	28.00%

Selling, general and administrative expenses from continuing operations	1,055,449	1,093,258
Selling, general and administrative expenses as a percentage of revenues - continuing operations	26.58%	27.34%

Cash interest expense	49,325	90,915
Non-cash interest expense	3,371	5,217
Total interest expense	52,696	96,132
Interest expense - continuing operations	52,695	50,628
Interest expense - discontinued operations	1	45,504

Adjusted EBITDA - continuing operations	96,234	121,543
Adjusted EBITDA as a percentage of revenues - continuing operations	2.42%	3.04%

Pharmacy Services Segment
Revenues (a)	$1,463,278	$1,445,457
Cost of revenues (a)	1,356,952	1,344,794
Gross profit	106,326	100,663

Gross profit as a percentage of revenues	7.27%	6.96%

Adjusted EBITDA	37,846	33,297
Adjusted EBITDA as a percentage of revenues	2.59%	2.30%

(a) -   Revenues and cost of revenues include $54,789 and $50,623 of inter-segment activity for the thirteen weeks ended March 2, 2019 and March 3, 2018, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Fifty-two weeks ended March 2, 2019	Fifty-two weeks ended March 3, 2018

Retail Pharmacy Segment
Revenues from continuing operations (a)	$15,757,152	$15,832,625
Cost of revenues from continuing operations (a)	11,498,436	11,460,252
Gross profit from continuing operations	4,258,716	4,372,373
LIFO charge (credit) from continuing operations	23,354	(28,827)
FIFO gross profit from continuing operations	4,282,070	4,343,546

Gross profit as a percentage of revenues - continuing operations	27.03%	27.62%
LIFO charge (credit) as a percentage of revenues - continuing operations	0.15%	-0.18%
FIFO gross profit as a percentage of revenues - continuing operations	27.18%	27.43%

Selling, general and administrative expenses from continuing operations	4,251,378	4,328,567
Selling, general and administrative expenses as a percentage of revenues - continuing operations	26.98%	27.34%

Cash interest expense	216,595	404,491
Non-cash interest expense	15,749	21,566
Total interest expense	232,344	426,057
Interest expense - continuing operations	227,728	201,756
Interest expense - discontinued operations	4,616	224,301

Adjusted EBITDA - continuing operations	405,206	388,320
Adjusted EBITDA as a percentage of revenues - continuing operations	2.57%	2.45%

Pharmacy Services Segment
Revenues (a)	$6,093,688	$5,896,669
Cost of revenues (a)	5,676,052	5,488,937
Gross profit	417,636	407,732

Gross profit as a percentage of revenues	6.85%	6.91%

Adjusted EBITDA	158,238	171,534
Adjusted EBITDA as a percentage of revenues	2.60%	2.91%

(a) - Revenues and cost of revenues include $211,283 and $200,326 of inter-segment activity for the fifty-two weeks ended March 2, 2019 and March 3, 2018, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended March 2, 2019	Thirteen weeks ended March 3, 2018

Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(255,629)	$(483,673)
Adjustments:
Interest expense	52,695	50,603
Income tax expense	195,004	216,719
Depreciation and amortization	86,925	93,609
LIFO charge (credit)	4,043	(49,220)
Lease termination and impairment charges	55,898	47,675
Goodwill and intangible asset impairment charges	—	261,727
Merger and Acquisition-related costs	4,602	6,885
Stock-based compensation expense	552	3,243
Restructuring-related costs	4,704	—
Inventory write-downs related to store closings	7,933	1,765
Gain on sale of assets, net	(26,806)	(5,249)
Other	4,159	10,756
Adjusted EBITDA - continuing operations	$134,080	$154,840
Percent of revenues - continuing operations	2.49%	2.87%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Fifty-two weeks ended March 2, 2019	Fifty-two weeks ended March 3, 2018

Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(666,954)	$(349,532)
Adjustments:
Interest expense	227,728	202,768
Income tax expense	77,477	305,987
Depreciation and amortization	357,882	386,057
LIFO charge (credit)	23,354	(28,827)
Lease termination and impairment charges	107,994	58,765
Goodwill and intangible asset impairment charges	375,190	261,727
Loss on debt retirements, net	554	—
Merger and Acquisition-related costs	37,821	24,283
Stock-based compensation expense	12,115	25,793
Restructuring-related costs	4,704	—
Inventory write-downs related to store closings	13,487	7,586
Litigation settlement	18,000	—
Gain on sale of assets, net	(38,012)	(25,872)
Walgreens Boots Alliance merger termination fee	—	(325,000)
Other	12,104	16,119
Adjusted EBITDA - continuing operations	$563,444	$559,854
Percent of revenues - continuing operations	2.60%	2.60%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET LOSS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended March 2, 2019	Thirteen weeks ended March 3, 2018

Net loss from continuing operations	$(255,629)	$(483,673)
Add back - Income tax expense	195,004	216,719
Loss before income taxes - continuing operations	(60,625)	(266,954)

Adjustments:
Amortization expense	28,972	34,967
LIFO charge (credit)	4,043	(49,220)
Goodwill and intangible asset impairment charges	—	261,727
Merger and Acquisition-related costs	4,602	6,885
Restructuring-related costs	4,704	—

Adjusted loss before income taxes - continuing operations	(18,304)	(12,595)

Adjusted income tax benefit (a)	(5,052)	(4,826)
Adjusted net loss from continuing operations	$(13,252)	$(7,769)

Adjusted net loss per diluted share - continuing operations:

Numerator for adjusted net loss per diluted share:
Adjusted net loss from continuing operations	$(13,252)	$(7,769)

Denominator:
Basic and diluted weighted average shares	1,059,308	1,053,491

Net loss from continuing operations per diluted share - continuing operations	$(0.24)	$(0.46)

Adjusted net loss per diluted share - continuing operations	$(0.01)	$(0.01)

Proforma per-share results after giving effect for the 1-for-20 reverse stock split:

Denominator:
Basic and diluted weighted average shares	52,965	52,675

Net loss from continuing operations per diluted share - continuing operations	$(4.83)	$(9.18)

Adjusted net loss per diluted share - continuing operations	$(0.25)	$(0.15)

(a)  The fiscal year 2019 and 2018 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL’s, state credits and valuation allowance, was used for the thirteen weeks ended March 2, 2019 and March 3, 2018, respectively.  Note also that the federal tax rate for the thirteen weeks ended March 2, 2019 is 21% compared to 33% for the thirteen weeks ended March 3, 2018.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended March 2, 2019	Fifty-two weeks ended March 3, 2018

Net loss from continuing operations	$(666,954)	$(349,532)
Add back - Income tax expense	77,477	305,987
Loss before income taxes - continuing operations	(589,477)	(43,545)

Adjustments:
Amortization expense	125,640	147,739
LIFO charge (credit)	23,354	(28,827)
Goodwill and intangible asset impairment charges	375,190	261,727
Loss on debt retirements, net	554	—
Merger and Acquisition-related costs	37,821	24,283
Restructuring-related costs	4,704	—
Litigation settlement	18,000	—
Walgreens Boots Alliance merger termination fee	—	(325,000)

Adjusted (loss) income before income taxes - continuing operations	(4,214)	36,377

Adjusted income tax (benefit) expense (a)	(1,163)	13,937
Adjusted net (loss) income from continuing operations	$(3,051)	$22,440

Adjusted net (loss) income per diluted share - continuing operations:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income from continuing operations	$(3,051)	$22,440

Denominator:
Basic weighted average shares	1,057,079	1,049,628
Outstanding options and restricted shares, net	—	16,397
Diluted weighted average shares	1,057,079	1,066,025

Net loss from continuing operations per diluted share - continuing operations	$(0.63)	$(0.33)

Adjusted net (loss) income per diluted share - continuing operations	$(0.00)	$0.02

Proforma per-share results after giving effect for the 1-for-20 reverse stock split:

Denominator:
Basic weighted average shares	52,854	52,481
Outstanding options and restricted shares, net	—	820
Basic and diluted weighted average shares	52,854	53,301

Net loss from continuing operations per diluted share - continuing operations	$(12.62)	$(6.66)

Adjusted net (loss) income per diluted share - continuing operations	$(0.06)	$0.42

(a)  The fiscal year 2019 and 2018 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL’s, state credits and valuation allowance, was used for the fifty-two weeks ended March 2, 2019 and March 3, 2018, respectively.  Note also that the federal tax rate for the fifty-two weeks ended March 2, 2019 is 21% compared to 33% for the fifty-two weeks ended March 3, 2018.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 29, 2020

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Total Revenues	$21,500,000	$21,900,000

Same store sales	0.00%	1.00%

Gross Capital Expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(220,000)	$(170,000)
Adjustments:
Interest expense	240,000	240,000
Income tax expense	5,000	15,000
Depreciation and amortization	340,000	340,000
LIFO charge	30,000	30,000
Lease termination and impairment charges	25,000	25,000
Restructuring-related costs	55,000	55,000
Other	25,000	25,000
Adjusted EBITDA	$500,000	$560,000

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET (LOSS) INCOME GUIDANCE

YEAR ENDING FEBRUARY 29, 2020

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Net loss	$(220,000)	$(170,000)
Add back - income tax expense	5,000	15,000
Loss before income taxes	(215,000)	(155,000)

Adjustments:
Amortization expense	120,000	120,000
LIFO charge	30,000	30,000
Restructuring-related costs	55,000	55,000

Adjusted (loss) income before adjusted income taxes	(10,000)	50,000

Adjusted income tax (benefit) expense	(3,000)	14,000
Adjusted net (loss) income	$(7,000)	$36,000

Diluted adjusted net (loss) income per share	$(0.01)	$0.04

Proforma per-share results after giving effect for the 1-for-20 reverse stock split:

Diluted adjusted net (loss) income per share	$(0.14)	$0.72